Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land & Exploration Company for the year ended December 31, 2009.  We further consent to the incorporation by reference thereof into this Registration Statement on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

  By:     /s/ THOMAS J. TELLA II
  Thomas J. Tella II, P.E.
  Senior Vice President

Dallas, Texas
March 26, 2010